Exhibit 10.1

AMENDMENT TO

SECURITIES PURCHASE AGREEMENTS

This Amendment to Securities Purchase Agreements (this “Amendment”) is dated as of April 26, 2022, between Gaming Technologies, Inc., a Delaware corporation (the “Company”), and ____________________ (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into (a) a Securities Purchase Agreement dated as of November 20, 2020, and (b) a Securities Purchase Agreement dated as of February 3, 2021 (each an “SPA” and together the SPAs”), each relating to the purchase by the Purchaser of shares of the Company’s Common Stock (as defined therein) in the amounts and on the terms and conditions provided therein and in the other Transaction Documents (as defined therein); and

WHEREAS, as of the date of this Amendment the Company and the Purchaser are entering into (a) a Loan Agreement and (b) a Promissory Note, pursuant to which the Purchaser will make certain loans to the Company on the terms and conditions provided therein; and

WHEREAS, the Company and the Purchaser desire to make certain amendments to each of the SPAs as provided herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.	Section 4.14 of each of the SPAs is hereby amended to delete the words “during the 12 months following the sale of the Shares” in the first sentence and substituting therefor the words “until the earlier of (a) May 15, 2022, or (b) the day after the date on which the Company completes an underwritten public offing of shares of Common Stock.”

2.	All questions concerning the construction, validity, enforcement and interpretation of this Amendments shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

3.	This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

GAMING TECHNOLOGIES, INC.

By: ______________________________	By: ______________________________
Name:	Name:
Title:	Title: